Exhibit 5.1

Suite 900 1331 NW Lovejoy Street Portland, OR 97209-3280 503-226-1191 Fax 503-226-0079 www.aterwynne.com

November 22, 2010

Board of Directors

Pixelworks, Inc.

224 Airport Parkway, Suite 400

San Jose, California 95110

Re:	Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel for Pixelworks, Inc. (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $20,000,000 of common stock, par value $0.001 per share (“Common Stock”). The Common Stock may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials and officers of the Company, and other instruments as we have deemed necessary or advisable for purposes of rendering this opinion. As to issues of fact, we have relied, without independent investigation, upon the above documents, certificates and statements.

We have assumed the genuineness of all signatures and the capacity of the persons so signing (other than signatures by or on behalf of the Company), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Nothing contained herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that, after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock and all shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock, under the Company’s articles of incorporation, as amended and then in effect (the “Articles”).

Based upon the foregoing, and subject to the additional qualifications set forth below, it is our opinion that:

P O R T L A N D        S E A T T L E        M E N L O        P A R K        S A L T    L A K E    C I T Y

Board of Directors

November 22, 2010

With respect to the shares of Common Stock offered by the Company, when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; and (v) shares are delivered upon payment of the agreed upon consideration therefor, the shares of Common Stock when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $0.001 per share of Common Stock.

We are members of the Bar of the State of Oregon and our opinions expressed herein are limited to the laws of the State of Oregon and the federal laws of the United States, and we do not express any opinion herein concerning the laws of any other jurisdiction.

We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus.

Neither this opinion nor any extract of this opinion or reference to this opinion may be furnished to, quoted from or relied upon by any other person, firm, or corporation without our express written permission. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters expressed herein. No opinions may be inferred or implied beyond the matters expressly stated herein. No qualification limitation or exception contained herein shall be construed in any way to limit the scope of the other qualifications, limitations and exceptions. We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

Very truly yours,

/s/ Ater Wynne LLP

ATER WYNNE LLP